Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-09168, 333-93543, 333-60952, 333-91552, 333-111579, 333-129961, 333-129960, 333-111108, 333-202302, 333-175839, and 333-165137) and Form S-4 (No. 333-209648) of Shire plc of our report dated March 17, 2016 relating to the financial statements of Dyax Corp., which appears in this Current Report on Form 8-K/A of Shire plc.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 17, 2016